EXHIBIT 99.1




                                  NEWS RELEASE

                    Investor Relations Contact: Susan Spratlen   (972) 444-9001

           Pioneer Announces Price Increase for Debt Exchange Offers, Waiver of Certain Conditions and Change to Consent Solicitation

Dallas, Texas, June 25, 2004 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) today announced that it has increased the consideration offered to holders who validly tender their old notes, amended its consent solicitation for proposed amendments to certain of its supplemental indentures and amended certain other terms of its previously announced offers to exchange (as now amended, the "Exchange Offers") any or all of three series of its outstanding senior notes for a new series of Senior Notes due 2016 (the "New Notes") and cash. The Exchange Offers are subject to the satisfaction or waiver of certain conditions, including the ability to accept tenders of at least $200 million aggregate principal amount of old notes. In connection with the increase in price and changes to previously announced conditions to the Exchange Offers, Pioneer is also changing the proposed amendments to two series of old notes for which it is seeking consents so that certain covenants will be permanently eliminated only if the series of old notes is rated at least BBB by Standard & Poor's Rating Services or Baa2 by Moody's Investors Service, Inc. and investment grade by the other. The Exchange Offers will expire at 12:00 midnight, New York City time, on Friday, July 9, 2004 (the "Expiration Date").

Pioneer is offering to exchange any or all of its $150,000,000 aggregate principal amount of outstanding 8 1/4% Senior Notes due 2007 (CUSIP No. 701018 AB 9)(the "8 1/4% Notes"), its $339,169,000 aggregate principal amount of outstanding 9-5/8% Senior Notes due April 1, 2010 (CUSIP No. 723787 AC 1)(the "9-5/8% Notes"), and its $150,000,000 aggregate principal amount of outstanding 7.50% Senior Notes due 2012 (CUSIP No. 723787 AD 9)(the "7.50% Notes," and together with the 8 1/4% Notes and the 9-5/8% Notes, the "Old Notes"), for a like principal amount of New Notes and cash that, together with the principal amount of the New Notes, equals the amended exchange price in the case of Old Notes validly tendered before the Expiration Date.

The New Notes will mature on July 15, 2016 and will bear interest from the settlement date (currently expected to be Thursday, July 15, 2004) at a rate per annum equal to the sum of (a) the yield on the 4.75% U.S. Treasury Note due May 15, 2014 as of 2:00 p.m., New York City time, on the second business day before the Expiration Date, plus (b) 1.40%. Interest will accrue from the settlement date and will be payable semiannually, in arrears, on January 15 and July 15 of each year, beginning on January 15, 2005. The New Notes will be unsecured senior obligations of Pioneer and will rank equally with all of Pioneer's other unsecured senior indebtedness.

The exchange price for each series of Old Notes validly tendered before the Expiration Date will be calculated as of 2:00 p.m., New York City time, on the second business day before the Expiration Date by discounting to the settlement date (currently expected to be Thursday, July 15, 2004), the remaining payments of principal and interest on $1,000 principal amount of the series of Old Notes through its maturity date at a discount rate equal to (a) the applicable fixed spread listed in the table below, plus (b) the bid-side yield on the applicable reference U.S. Treasury Security listed in the table below. From this discounted amount will be subtracted accrued and unpaid interest on $1,000 principal amount of Old Notes to, but not including, the settlement date.

                                  Reference                 Fixed Spread
              Series        U.S. Treasury Security        (in basis points)
              ------        ----------------------        -----------------
           8 1/4% Notes     3.125% due May 15, 2007             +50
           9-5/8% Notes     6.5% due February 15, 2010          +62.5
           7.50% Notes      4.75% due May 15, 2014              +55

The portion of the exchange price for each series of Old Notes that is in excess of $1,000, plus accrued and unpaid interest on the Old Notes to, but not including, the settlement date, will be paid in cash on the settlement date with respect to Old Notes of that series that have been tendered before the Expiration Date and accepted. The remainder of the exchange price will be paid through the issuance of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes accepted for exchange.

Pioneer is no longer offering any early exchange payment or early exchange price for Old Notes tendered before 5:00 p.m., New York City time, on Thursday, June 24, 2004 (the "Early Exchange Date") because the conditions to acceptance of those tenders were not met. Holders of Old Notes who tendered their Old Notes before the Early Exchange Date may withdraw their tenders until 5:00 p.m., New York City time, on Monday, June 28, 2004. Pioneer has the right in its sole discretion to amend, extend or terminate the Exchange Offers with respect to each series of Old Notes and to extend the Expiration Date, subject to applicable law.

The Exchange Offers are subject to the satisfaction or waiver of certain conditions, including the ability to accept tenders of at least $200 million aggregate principal amount of Old Notes in order to complete any of the Exchange Offers. Pioneer is making each Exchange Offer independently of the other Exchange Offers, and, except as described in this paragraph, no Exchange Offer is conditioned upon completion of any other Exchange Offer. Pioneer has waived or amended the following conditions relating to the Exchange Offers: (1) the receipt of consents to the proposed amendments from the holders of a majority of the aggregate outstanding principal amount of the 9-5/8% Notes and the 7.50% Notes in order to complete the Exchange Offers for those series and (2) the ability to accept tenders of at least $250 million aggregate principal amount of Old Notes in order to complete any of the Exchange Offers.

If Pioneer consummates the Exchange Offers but accepts tenders of less than $250 million aggregate principal amount of Old Notes, Pioneer intends to offer for cash additional New Notes in an aggregate principal amount that, together with the aggregate principal amount of New Notes outstanding after consummation of the Exchange Offers, will equal at least $250 million by September 30, 2004. Any such offer will be made in compliance with applicable securities laws. There can be no assurance that any such offer will be made or successfully completed.

In connection with the Exchange Offers for the 9-5/8% Notes and the 7.50% Notes, Pioneer is soliciting consents to proposed amendments to the supplemental indentures governing those series. The proposed amendments will permanently remove substantially all of the operating restrictions with respect to the 9-5/8% Notes and the 7.50% Notes if such series of notes is rated at least BBB by S&P or Baa2 by Moody's and investment grade by the other. These operating restrictions currently do not apply to Pioneer because these notes have investment grade ratings. Holders tendering their 9-5/8% Notes and 7.50% Notes will be deemed to have delivered a consent to the proposed amendments. Pioneer will make no separate payment for consents delivered in the consent solicitation.

As of 5:00 p.m., New York City time, on Thursday, June 24, 2004, Pioneer had received tenders for the Old Notes in the following approximate amounts:

                                                              Percentage of
                                                          Outstanding Principal
           Series        Principal Amount Tendered          Amount of Series
           ------        -------------------------        ----------------------
        8 1/4% Notes           $ 36,601,000                      24.4%
        9-5/8% Notes           $ 41,660,000                      12.3%
        7.50% Notes            $ 42,062,000                      28.0%

The terms of the Exchange Offers are described in Pioneer's Exchange Circular dated June 10, 2004, as supplemented on June 25, 2004. The Bank of New York is the exchange agent for the Exchange Offers and will be the trustee under the New Notes. D.F. King & Co., Inc. is the information agent for the Exchange Offers. Requests for copies of the Exchange Circular, as supplemented, and questions regarding the Exchange Offers may be directed to D.F. King & Co., Inc. at 1-800-859-8509 (US toll-free). Deutsche Bank Securities Inc. is Pioneer's lead financial advisor for the Exchange Offers, and Citigroup Global Markets Inc. and Credit Suisse First Boston LLC are co-financial advisors.

The New Notes offered in the Exchange Offers have not been and will not be registered under the Securities Act of 1933. Pioneer is making the Exchange Offers in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 3(a)(9) thereof. Based on interpretations by the staff of the Division of Corporation Finance of the United States Securities and Exchange Commission, Pioneer believes that the New Notes offered in the Exchange Offers may be freely transferred without registration by any holder who is not an affiliate of Pioneer.

This announcement is not an offer to exchange, a solicitation of an offer to exchange or a solicitation of consent with respect to any securities. The Exchange Offers are being made solely by the Exchange Circular dated June 10, 2004, as supplemented on June 25, 2004.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Exchange Circular, as supplemented. Any representation to the contrary is a criminal offense.

The Exchange Offers are not being made to, nor will Pioneer accept tenders of Old Notes from, holders in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

This announcement is not an offer to sell the New Notes for cash. The New Notes to be offered for cash, if any, will be offered only pursuant to a registration statement under the Securities Act of 1933.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Gabon, South Africa and Tunisia. Pioneer's headquarters are in Dallas, Texas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.



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